Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of August 15, 2019 (this “Amendment”), is entered into by and among Caesars Entertainment Corporation, a Delaware corporation (the “Company”), Eldorado Resorts, Inc., a Nevada corporation (“Parent”), and Colt Merger Sub, Inc., a Delaware corporation and a directly wholly owned Subsidiary of Parent (“Merger Sub” and, collectively with the Company and Parent, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement, dated as of June 24, 2019 (the “Merger Agreement”), by and among the Parties.

RECITALS

WHEREAS, pursuant to Section 8.11 of the Merger Agreement, prior to the Effective Date, any provision of the Merger Agreement may be amended if such amendment is in writing and signed by a duly authorized representative of each of the Parties; and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.    Amendment to Section 3.1(c)(iv)(A). The definition of “Aggregate Cash Amount” in Section 3.1(c)(iv)(A) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“‘Aggregate Cash Amount’ means the product of (1) the Aggregate Company Share Amount and (2) the sum of (x) $8.40 plus (y) if the condition set forth in Section 6.1(e) remains unsatisfied on March 25, 2020, an amount equal to $0.003333 (the “Ticking Fee”) multiplied by the number of days during the period beginning on March 25, 2020 and ending on the Closing Date; provided, however, that the Ticking Fee shall not apply during any day in which the condition set forth in Section 6.1(e)(i) shall have been satisfied and the condition set forth in Section 6.3(e) remains unsatisfied.”

2.    No Other Modification. The Parties acknowledge and agree that the Merger Agreement is being amended only as stated herein, and no other amendments to the Merger Agreement, express or implied, are, or have been intended to be, made by the undersigned, and, except as expressly provided herein, the Merger Agreement shall remain in full force and effect in accordance with its terms and conditions.

3.    Miscellaneous. The provisions of Article VIII of the Merger Agreement are incorporated herein by reference and shall apply to this Amendment as if set forth in full herein.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Eric Hession
Name:	Eric Hession
Title:	CFO

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

ELDORADO RESORTS, INC.

By:	/s/ Thomas R. Reeg
Name:	Thomas R. Reeg
Title:	CEO

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

COLT MERGER SUB, INC.

By:	/s/ Thomas R. Reeg
Name:	Thomas R. Reeg
Title:	CEO

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]